                                                                     EXHIBIT 8.1
                                                                TO ANNUAL REPORT
                                                                    ON FORM 20-F

      LIST OF SIGNIFICANT SUBSIDIARIES OF GUANGSHEN RAILWAY COMPANY LIMITED

      The following table lists information concerning the significant subsidiaries of Guangshen Railway Company Limited as of December 31, 2003:

                                                                                           PERCENTAGE OF INTEREST
                                                                       COUNTRY OF                   HELD
                           NAME                                       INCORPORATION        BY GUANGSHEN RAILWAY
--------------------------------------------------------              -------------        --------------------
DIRECTLY HELD BY THE COMPANY

Guangzhou East Station Dongqun Trade and Commerce Service                 PRC                      100%
   Company
Shenzhen Fu Yuan Enterprise Development Company                           PRC                      100%
Shenzhen Guangshen Railway Civil Engineering Company                      PRC                      100%
Shenzhen Guangshen Railway Travel Service Ltd.                            PRC                      100%
Shenzhen Jian Kai Trade Company                                           PRC                      100%
Shenzhen Xiang Qun Enterprise Company                                     PRC                      100%
Shenzhen Jing Ming Industrial & Commercial Company Limited                PRC                      100%
Shenzhen Railway Station Travel Service Company(i)                        PRC                       75%
Shenzhen Longgang Pinghu Qun Yi Railway Store Loading and                 PRC                       55%
   Unloading Company
Dongguan Changsheng Enterprise Company                                    PRC                       51%
Shenzhen Guangshen Railway Electric Section Service Limited               PRC                      100%
Shenzhen Railway Station Passenger Services Company Limited               PRC                      100%

INDIRECTLY HELD BY THE COMPANY

Shenzhen Nantie Construction Supervision Company                          PRC                      100%
Shenzhen Guangshen Railway Economic and Trade Enterprise                  PRC                      100%
   Company
Shenzhen Railway Property Management Company Limited                      PRC                      100%
Shenzhen North Station Auto Repair Plant                                  PRC                      100%
Shenzhen North Station Loading and Unloading Transportation               PRC                      100%
   Company
Shenzhen North Station Railway Industry Technology Development            PRC                      100%
   Company
Shenzhen Yuezheng Enterprise Company Limited                              PRC                      100%
Shenzhen Road Multi-modal Transportation Company Limited                  PRC                       60%

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(i)   Sino-foreign equity or co-operative joint ventures.